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EXHIBIT 10.80

                        TERMINATION AND RELEASE AGREEMENT

         THIS TERMINATION AND RELEASE AGREEMENT ("Agreement") is dated as of February 9, 2004 by and among Advanced Viral Research Corp., a Delaware corporation (the "Company") and DCT S.R.L., an Argentinean corporation ("DCT"), Freddie Velez ("Velez"), and Dr. Cesar Blumtritt ("Blumtritt") (Velez, and Blumtritt along with DCT, S.R.L. are collectively hereinafter referred to as "DCT").

                                    RECITALS

         WHEREAS, the Company and DCT, S.R.L. are parties to an Exclusive Distribution Agreement dated as of June 17, 1994 as purportedly amended on April 1, 1996, pursuant to which the Company granted DCT, S.R.L., subject to certain conditions precedent, the exclusive right to import, warehouse, market, sell and distribute the pharmaceutical drug known originally as "Reticulose", a later formulation of which was known as "Product R," which was renamed in September 2003 as "AVR118" (collectively, the "Drug") within Argentina and MercoSur (Bolivia, Paraguay, Uruguay, Brazil and Chile), and engaged DCT, S.R.L. to conduct certain clinical trials to assess the efficacy of the Company's products on the human papilloma virus and obtain certain governmental approvals (the "Distribution Agreement"); and

         WHEREAS, the Company and DCT were parties to several testing agreements entered between 1994 and 1998 pursuant to which the Company engaged DCT and their affiliates to conduct several clinical studies in Argentina to assess the efficacy of the Drug on certain identified diseases and medical conditions (the "Testing Agreements"); and

         WHEREAS, the parties hereto have agreed to terminate the Distribution Agreement and the Testing Agreements and to resolve all disputes between the parties relating thereto, in accordance with the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the promises and commitments set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1.       TERMINATION OF DISTRIBUTION AGREEMENT.

         The parties hereto agree and acknowledge that the Distribution Agreement, and any and all rights thereunder of DCT, its officers, directors, shareholders, principals, employees, subsidiaries, affiliates, agents or representatives are hereby terminated and of no further force or effect, including the right to import, warehouse, market, sell and distribute the Drug and any modifications, improvements or derivations thereof.

2.       TERMINATION OF TESTING AGREEMENTS.

         The parties hereto agree and acknowledge that the Testing Agreements, and any and all rights thereunder of DCT, its officers, directors, shareholders, principals, employees, subsidiaries, affiliates, agents or representatives are hereby terminated and of no further force or effect.

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3.       TRANSFER OF RIGHTS TO APPLICATIONS, REGISTRATIONS, INVENTIONS.

         (a) Assignment and Transfer of Rights. DCT hereby assigns and transfers to the Company all of its right, title and interest in and to (i) any and all applications or registrations filed or submitted with all regulatory authorities which in any way relate, directly or indirectly to the Drug, including ANMAT (Administracion Nacional De Medicamentos, Alimentos Y Tecnologia Medica of Argentina) to the Drug; (ii) and any and all related patent rights, copyrights and applications and registrations therefor. DCT shall cooperate with the Company in obtaining proprietary protection for the Drug, shall execute all documents which the Company shall reasonably request in order to perfect the Company's rights in the Drug and shall cooperate with the Company in connection with the Company's pursuit of further clinical testing of the Drug and regulatory approvals of the Drug. The Company shall reimburse DCT for all documented out of pocket expenses paid by DCT to third parties incurred by DCT in connection with DCT's obligations referred to in the prior sentence.

         (b) Assignment and Transfer of Inventions. DCT shall disclose, assign and transfer to the Company any and all ideas, concepts, discoveries, inventions, developments, improvements, trade secrets, technical data, know-how or other materials that were conceived, devised, invented, developed or reduced to practice or tangible medium by DCT, or any of its agents, employees or contractors, or under its direction (hereinafter "Inventions").

4.       COVENANTS REGARDING PROPRIETARY INFORMATION OF THE COMPANY.

         (a) Proprietary Information. DCT understands and agrees that prior to the date hereof, the Company has disclosed to DCT information relating to the properties, composition or structure of the Company's products (including, without limitation, the Drug and any derivation or modification thereof), the manufacture or processing thereof (including, without limitation, reagents, cell lines, chemical formulas, laboratory records, clinical trial data, patient data, scientific or technical drawings, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics, computer programs, and other technical, business, financial, patient and product development plans, forecasts, strategies and information), which, to the extent disclosed to DCT by the Company, is hereinafter referred to as "Proprietary Information" of the Company. "Proprietary Information" also includes the manner in which any such information was or may be combined with other information, or synthesized or used by the Company.

         (b) Return of All Drug Information, Including Proprietary Information. DCT represents and warrants to the Company that it has turned over or shall forthwith turn over to the Company all information relating to clinical trials, the Testing Agreements and the Distribution Agreement and all other information in its possession relating to the Drug (the Drug Information") and all Proprietary Information of the Company and all documents or media containing any such Drug Information and Proprietary Information and any and all copies or extracts thereof, including, but not limited to, all laboratory records, clinical trial data, patient data inventory, accounting records, computer terminals and tapes, disks, or other data storage mechanisms, accounting machines, and all office furniture and fixtures, supplies and other personal property to the extent it such are in its possession or under its control, in good condition, ordinary wear and tear excepted, and including, without limitation, all correspondence files, research data, and patent information or data, of every sort. The Company acknowledges that to the extent applicable law requires regulatory agencies to maintain certain Drug Information, DCT shall only provide to the Company copies of such Drug Information.

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         (c)      Information Non-Disclosure And Non-Use. Notwithstanding the
foregoing, DCT represents and warrants as follows:

                  (1) DCT will not divulge any such Drug Information or Proprietary Information or any information derived therefrom to any third person;

                  (2) DCT will not make any use whatsoever at any time of such Drug Information or Proprietary Information;

                  (3) DCT will hold the Company's Drug Information and Proprietary Information in strict confidence and to take all reasonable precautions to protect such Drug Information and Proprietary Information (including, without limitation, all precautions DCT employs with respect to its confidential materials);

                  (4) DCT will not remove or export from the United States, Argentina or elsewhere, or reexport any such Drug Information or Proprietary Information or any direct product thereof;

                  (5) not to copy or reverse engineer any such Drug Information or Proprietary Information.

5.       CONSIDERATION.

         In full consideration for the agreements, covenants and releases contained in this Agreement, on the date of this Agreement, the Company shall deliver to DCT the following:

         (a)      Cash in the amount of Sixty Thousand Dollars ($60,000);

         (b) Warrants to purchase 5,000,000 shares of the Company's common stock at an exercise price of $.16 per share, issued to the following persons in the following amounts, in the form attached here as EXHIBIT A (the "Warrants"):

WARRANT HOLDER                WARRANT SHARES
--------------                --------------
Cesar Blumtritt                  1,880,000
Alfredo Velez                    2,400,000
Bruce Knef                         200,000
David Duffy                        300,000
Arthur Hawkins                     150,000
Mayer Gattegno                      70,000

The Warrant holders shall be subject to a lock up agreement pursuant to which such persons shall be restricted from selling more than 2,000,000 shares of the Company's common stock in any six-month period during the term of the Warrants (the "Lock Up Agreement"), the form of which is attached hereto as EXHIBIT B. The holders of the Warrants shall have "piggyback" registration rights with respect to the resale of the shares of Common Stock underlying the Warrants.

6. PUBLICITY. Except to the extent required by law or with the consent of the parties hereto, none of the parties hereto shall disclose the existence or subject matter of the negotiations or business relationship contemplated by this Agreement.

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7.       SECURITIES LAWS; STANDSTILL. DCT hereby acknowledges that it is aware that the United States securities laws restrict persons with material non-public information about a company from purchasing or selling securities of such company or from communicating such information to a third party under circumstances in which it is reasonably foreseeable that such third party is likely to purchase or sell such securities. Without limiting the generality of the foregoing, DCT further agrees that none of the Proprietary Information or any other information provided previously or in the future by the Company to them will be used by such entity or person, or disclosed to others for use, in connection with purchasing, selling or trading in the Company's securities in any manner that is in violation of legal or regulatory restrictions applicable from time to time, and DCT acknowledges a duty not to purchase, sell or trade in securities on the basis of any material "inside" information that is not publicly known.

8. NO CLAIM OR LICENSE. This Agreement shall not by implication or otherwise be construed as (i) a grant, or an obligation to grant, a license or right to DCT; or (ii) an obligation of any party to enter into any other contractual relationship. DCT does not claim any rights or interests in and to trade secrets, formulas, devices, inventions, processes, patents, applications, continuations, copyrights, trademarks, compilations of information, records, specifications, rights, interests and data of any other sort, affecting or pertaining directly or indirectly to the business of the Company as now conducted, or to the patents, trade secrets, and other rights now owned by the Company.

9.       RELEASE OF CLAIMS.

         (a) Except for the agreements contained herein and in the Warrants, DCT, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged as adequate and received from or on behalf of the Company, hereby irrevocably releases and forever discharges, and DCT shall cause its subsidiaries, officers, directors, shareholders, principals, employees, affiliates and agents (collectively, "DCT's Affiliates") to release and forever discharge, the Company, its subsidiaries, officers, directors, employees and agents, of and from all causes of action, suits, claims, debts, accounts, reckonings, claims for attorneys fees, interests, contracts, promises, damages and demands of any nature whatsoever, in law or in equity, which DCT and DCT's Affiliates ever had, now have, or which any successor or assign or transferee of DCT's Affiliates hereafter can, shall or may have, against the Company or its subsidiaries, officers, directors, affiliates, employees or agents, for, upon or by reason of any matter, cause or thing whatsoever.

         (b) Except for the agreements contained herein and in the Warrants, the Company, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged as adequate and received from or on behalf of DCT, hereby irrevocably releases and forever discharges, and the Company shall cause its subsidiaries, officers, directors, shareholders, principals, employees, affiliates and agents (collectively, the "Company's Affiliates") to release and forever discharge, DCT, its subsidiaries, officers, directors, employees and agents, of and from all causes of action, suits, claims, debts, accounts, reckonings, claims for attorneys fees, interests, contracts, promises, damages and demands of any nature whatsoever, in law or in equity, which the Company and the Company's Affiliates ever had, now has, or which any successor or assign or transferee of the Company's Affiliates hereafter can, shall or may have, against DCT or its subsidiaries, officers, directors, affiliates, employees or agents, for, upon or by reason of any matter, cause or thing whatsoever.

10.      INDEMNIFICATION.

         (a) Each of DCT and the DCT Affiliates (collectively, the "Indemnifying Parties") agrees to, jointly and severally, indemnify and hold the Company and its affiliates, control persons, directors, officers, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending

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investigation, action, proceeding or dispute, whether or not the Company or any such other Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of this Agreement, the Distribution Agreements, the Testing Agreements or DCT's use of the Drug. This indemnity shall also include the Company and/or any such other Indemnified Person's reasonable attorneys' and accountants' fees and out-of-pocket expenses incurred in connection with such investigations, actions, proceedings or disputes, which fees and expenses shall be periodically reimbursed to the Company and/or to any such other Indemnified Person by the Company as they are incurred. Each of the Indemnifying Parties also agrees that neither the Company nor any Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to such Indemnifying Party for, or in connection with, any act or omission to act by the Company other than with respect to the Company's obligations under this Agreement.

         (b) If for any reason the foregoing indemnification is unavailable to the Company or any such other Indemnified Person or insufficient to hold it harmless, then each of the Indemnifying Parties shall contribute to the amount paid or payable by the Company or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by each such Indemnifying Party on the one hand, but also the relative fault of any of the Indemnifying Parties and the Company or any such other Indemnified Person, as well as any relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Indemnifying Parties hereinabove set forth shall be in addition to any liability which the Indemnifying Parties may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of each of the Indemnifying Parties, the Company and any other Indemnified Person.

         (c) The terms and conditions of this Section shall survive this Agreement and shall continue indefinitely hereafter.

11. INJUNCTIVE RELIEF. DCT acknowledges and agrees that monetary damages may be inadequate to protect the Company against breach or threatened breach of this Agreement by any of the other parties hereto, and that any such breach may allow such entity, individual or third parties to unfairly compete with the Company resulting in irreparable harm to the Company, and therefore, that upon any such breach or any threat thereof, the Company shall be entitled to appropriate equitable relief without the posting of a bond in addition to whatever remedies it might have at law and to be indemnified by such entity or individual from any loss or harm, including, without limitation, attorneys' fees, in connection with any breach or enforcement of such entity's or individual's obligations hereunder or the unauthorized use or release of the Company's Proprietary Information.

         DCT agrees to notify the Company in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid, or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.

12.      MISCELLANEOUS.

         (a)      Survival. The obligations hereunder will survive indefinitely.

         (b) Entire Agreement. This Agreement constitutes the entire Agreement of the parties hereto with respect to the subject matter hereof and no amendment or modification hereof shall be valid or binding unless made in writing and signed by the party against whom enforcement thereof is sought.

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         (c)      Notices. All notices, consents, requests, approvals, and other communications provided for or required herein, and all legal process in regard thereto, must be in writing and shall be deemed validly given, made or served,
(a) when delivered personally or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with this subsection (c); or (b) on the next business day after delivery to a nationally-recognized express delivery service with instructions and payment for overnight delivery; or (c) on the fifth (5th) day after deposited in any depository regularly maintained by the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to the following addresses or to such other address as the party to be notified shall have specified to the other party in accordance with this section:

         If to the Company:                 Advanced Viral Research Corp.
                                            200 Corporate Boulevard South
                                            Yonkers, New York 10701
                                            Attention: Eli Wilner, CEO
                                            Phone Number: 914-376-7383
                                            Fax Number: 914-376-7368

         If to DCT, S.R.L. or
         Freddie Velez:                     ________________________
                                            ________________________
                                            Phone Number: __________
                                            Fax Number: ____________

         If to Dr. Cesar Blumtritt:         ________________________
                                            ________________________
                                            Phone Number: __________
                                            Fax Number: ____________

         (d) Amendments. No amendments of or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         (e) Governing Law. This Agreement and all of its provisions shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Delaware. Each of the parties irrevocably and unconditionally submits, for himself and itself and his and its property, to the exclusive jurisdiction of any New York court sitting in the County of Westchester in any suit, action or proceeding arising out of or relating to this Agreement.

         (f) Headings. The principal headings used in this Agreement are included solely for the convenience of the parties and shall not affect, or be used in connection with, the interpretation of this Agreement.

         (g) No Waiver. No course of dealing nor any delay on the part of the Company in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

         (h) No Assignment. The parties hereto shall not assign any of their rights under this Agreement, or delegate the performance of any of their duties hereunder, without the prior written consent of the other party.

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         (i)      Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, personal representatives, successors and assigns, and other legal representatives.

         (j) Severability. If any clause, paragraph, section or part of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, paragraph, section or part of this Agreement. The parties intend that all clauses, paragraphs, sections or parts of this Agreement shall be enforceable to the fullest extent permitted by law.

         (k) Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts, when taken together, shall constitute but one and the same agreement.

                            [Signatures on next page]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DCT, S.R.L.                                   ADVANCED VIRAL RESEARCH CORP.

By: /s/ Freddie Velez                         By: /s/ Eli Wilner
Name: Freddie Velez                           Name: Eli Wilner
Title: President                              Title: Chief Executive Officer

/s/ Freddie Velez                             /s/ Cesar Blumtritt
Freddie Velez, individually                   Dr. Cesar Blumtritt, individually

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